EXHIBIT 10.1

TERMINATION AGREEMENT

This TERMINATION AGREEMENT (the “Agreement”), dated as of June 3, 2019, is made by and among ADAMANT DRI PROCESSING AND MINERALS GROUP, a Nevada corporation (“Adamant”), SHENZHEN DINGSHANG TECHNOLOGY CO., LTD. (the “Company”) and JING XIE (the “Exiting Shareholder”).

RECITAL

Adamant controls the Company through a series of VIE agreements as more fully described below (the “VIE Agreements”) entered into with the Company and the Exiting Shareholder on December 8, 2018.

The Exiting Shareholder received 3,000,000 shares of common stock of Adamant (the “Share Consideration”) for entering into and causing the Company to enter into the VIE Agreements.

When the parties entered into the VIE Agreements Adamant was a reporting company filing periodic reports with the Securities Exchange Commission. Adamant has filed a form 15-12G with the SEC and is no longer a reporting company. Consequently, there is little benefit to the Company and the Exiting Shareholder from being controlled by Adamant and continuing to hold shares of Adamant. As a result, the Exiting Shareholder and the Company desire to terminate the VIE Agreements.

In addition its interests in the Company through the VIE Agreements, Adamant owns all of the outstanding capital stock of China Real Fortune Mining Limited, an entity formed under the laws of the BVI (“Real Fortune Mining”), which in turn owns all of the outstanding equity of Real Fortune Holdings Limited (“Real Fortune Holdings”), an entity formed under the laws of Hong Kong, which in turn owns all of the outstanding equity in ZhangjiaKou Tongda Technologies Service Co., Ltd (“Tongda”), a Chinese limited company. In addition to the termination of the VIE Agreements, the parties have agreed that the Exiting Shareholder will acquire all right, title and interest in the equity of

In consideration of the termination of the VIE Agreements, and the transfer of Real Fortune Mining, and hence, Real Fortune Holdings and Tongda, the Exiting Shareholder will transfer to Adamant all right, title and interest in the 3,000,000 shares constituting the Share Consideration received for entering into the VIE Agreements, indemnify Adamant as provided below and cause the Company to indemnify Adamant as provided below.

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NOW THEREFORE, for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived here from, and intending to be legally bound hereby, it is hereby agreed as follows:

Article I.

TERMINATION

Section 1.01 Termination. On the terms and subject to the conditions set forth in this Agreement, Adamant, the Exiting Shareholder and the Company hereby agree that the Management Entrustment Agreement entered into between Adamant and the Company on December 10, 2018, the Exclusive Purchase Option Agreement entered into between Adamant, the Company and the Exiting Shareholder on December 10, 2018, the Equity Pledge Agreement entered into between Adamant and the Exiting Shareholder on December 10, 2018, and the Power of Attorney executed by the Exiting Shareholder in favor of Adamant on December 10, 2018 (collectively, the “VIE Agreements”) shall be deemed to have been terminated and become void as of the close of business on March 31, 2019. Further, it is agreed that the Company and the Exiting Shareholder shall be entitled to the benefit of the operations of the Company commencing April 1, 2019, including without limitation the right to all revenues and profits generated by the Company from and after such date, shall bear the burden of all expenses and losses incurred by the Company from and after such date and shall indemnify and hold Adamant harmless from all claims arising out of or related to the operations of the Company.

Section 1.02 Assignment of Equity. Adamant hereby assigns, transfers and delivers to the Exiting Shareholder, all right, title and interest in the outstanding capital stock of Real Fortune Mining, and acknowledges that as a consequence of such transfer, the Exiting Shareholder is the indirect beneficial owner of the outstanding equity of Real Fortune Holdings and all of the outstanding equity in Tongda. Further, it is agreed that the Exiting Shareholder shall be entitled to the benefit of the operations of Real Fortune Mining, Real Fortune Holdings and Tongda commencing April 1, 2019, including without limitation the right to all revenues and profits generated by such entities from and after such date, shall bear the burden of all expenses and losses incurred by such entities from and after such date and shall indemnify and hold Adamant harmless from all claims arising out of or related to the operations of such entities.

Section 1.03 Assignment of Shares. Exiting Shareholder hereby assigns and transfers to Adamant, free and clear of all liens, claims and encumbrances the 3,000,000 shares constituting the Share Consideration and confirms that she no longer has any right title or interest in such 3,000,000 shares.

Section 1.04 Mechanics. Each party hereto shall, and agrees to cooperate fully with the other party to, effect: (a) delivery of the physical possession of the certificates of registration (original) of the 3,000,000 shares constituting the Share Consideration and the certificates of registration for the outstanding equity of Real Fortune Mining; (b) provision of the proper records relating to the registration of the Share Consideration and the equity of Real Fortune Mining, as applicable; and (c) such approval and examination, registration and filling procedures required by the laws of the PRC.

Section 1.05 Further Actions. The Exiting Shareholder, the Company and Adamant shall each execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered), any and all certificates, schedules, agreements or other instruments required by this Agreement to be so delivered, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

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Article II.

REREPRESENTATIONS, COVENANTS, AND WARRANTIES OF THE COMPANY

As an inducement to the consummation of the Exchange, the Company represents and warrants that:

Section 2.01 Power and Authority. The Company has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby; and has taken all actions required by law, its Charter Documents (as defined below), or otherwise to authorize the execution and delivery of this Agreement

Section 2.02 Authorization of Agreement; Due Execution and Delivery; Binding Agreement. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby, have been duly authorized by the board of directors and no further corporate action is required on the part of the Company. This Agreement has been duly executed and delivered on behalf of the Company and this Agreement constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, except that such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors rights generally, and to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 2.03 No Conflict. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement and the performance by the Company of its obligations hereunder in accordance with the terms hereof will not: (i) violate any provision of the Articles of Incorporation and by-laws of the Company (“Charter Documents”); (ii) require the consent of any third party or governmental entity under any applicable laws; (iii) violate any provision of law, statute, rule, regulation or executive order to which the Company is subject; or (iv) violate any judgment, order, writ or decree of any court applicable to the Company.

Section 2.04 Organization and Qualification. The Company is duly incorporated and validly existing under the laws of the People’s Republic of China (PRC) and has the requisite power and authority under all applicable laws, regulations, ordinances and orders of public authorities, to carry on its business in all material respects as it is now being conducted. To the knowledge of the Company, no proceeding has been instituted in any jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail the power and authority or qualification of the Company within such jurisdiction.

Section 2.05 Company Capitalization; Capital Stock.

(a) All of the outstanding equity of the Company is held by Adamant. All outstanding shares of the Company’s common stock have been issued and granted in compliance with all applicable securities laws and (in all material respects) other applicable laws and regulations.

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(a) There is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding to which the Company or Adamant is a party or by which it is bound with respect to any equity security of any class of the Company. There are no existing options, warrants, calls, or commitments of any character giving any person or entity the right to acquire shares of the Company’s capital stock, and there are no agreements to which the Company is a party, or which the Company has knowledge of, that conflict with this Agreement or the transactions contemplated herein or otherwise prohibit the consummation of the transactions contemplated hereunder.

(b) The Company does not own, beneficially or of record, any shares of any other corporation or other entity.

Section 2.06 Disclosure. The Company has not made and is not making any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Article II.

Section 2.07 Indemnification. The Company shall indemnify, defend and hold harmless Adamant and its directors, officers, employees and agents, and their respective successors and assigns (collectively, the “Indemnitees”), from and against any and all losses, costs, damages, liabilities and expense arising out of or resulting from any suits, claims, actions, proceedings or demands (i) brought by a third party that is based upon or arises out of the operations of the Company, Real Fortune Mining, Real Fortune Holdings and Tongda, whether on, before or after April 1, 2019, or (ii) the material breach of this Agreement by the Exiting Shareholder or the Company.

Article III

REPRESENTATIONS AND WARRANTIES OF ADAMANT

Adamant hereby represents and warrants to the Exiting Shareholder as follows:

Section 3.01 Good Title. Adamant is the record and exclusive beneficial owner of and has paid in full the subscribed registered capital with respect to the outstanding equity of Real Fortune Mining (the “RF Shares”). Adamant is the owner of record and beneficially of all of the RF Shares which Shares represent all of the outstanding equity of Real Fortune Mining and has the right and authority to transfer freely all of the RF Shares owned by it of record and beneficially. As of the date hereof, there is not: (a) any encumbrance or any security interests, liens, pledges, charges, options, rights to acquire for the benefit of any third party on the RF Shares; (b) any mortgages or other guarantee rights set for any third party; (c) any pending or possible civil, administrative or criminal litigation or administrative punishment or arbitration relating to the RF Shares; (d) any proxies, voting trusts or similar agreements, restrictions on transfer; (e) any exemptions from lawsuit, execution, enforcement or other legal proceedings; or (f) any outstanding taxes, fees or undecided legal procedures related to the RF Shares, or other adverse claims of any kind, nature, or description whatsoever (collectively, “Liens”). Upon delivery of any certificate or certificates or instrument of assignment duly signed, representing the same as herein contemplated and/or upon registering Exiting Shareholder or its designee as the new owner of the RF Shares in the records maintained by Real Fortune Mining, the Exiting Shareholder or its designee will receive good title to the RF Shares, free and clear of all Liens.

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Section 3.02 Power and Authority. Adamant has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby; and Adamant has taken all actions required by law, its organizational and governing documents, or otherwise to authorize the execution and delivery of this Agreement

Section 3.03 Authorization of Agreement; Due Execution and Delivery; Binding Agreement. The execution, delivery and performance of this Agreement by Adamant, and the consummation of the transactions contemplated hereby, have been duly authorized by its board of directors and no further corporate action is required. This Agreement has been duly executed and delivered on behalf of Adamant, and this Agreement constitutes a valid and binding obligation of Adamant, enforceable in accordance with its terms, except that such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors rights generally, and to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 3.04 No Conflicts. The execution and delivery of this Agreement by Adamant, the consummation of the transactions contemplated by this Agreement and the performance by Adamant of its obligations hereunder in accordance with the terms hereof will not: (i) violate any provision of Adamant’s organizational or governing documents; (ii) require the consent of any third party or governmental entity under any applicable laws; (iii) with or without notice, lapse of time or both, result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of any indenture, mortgage, deed of trust, or other material agreement, or instrument to which Adamant is a party or to which any of its assets, properties or operations are subject; (iv) violate any provision of law, statute, rule, regulation or executive order to which Adamant is subject; or (v) violate any judgment, order, writ or decree of any court applicable to Adamant.

Article IV

REPRESENTATIONS, COVENANTS, AND WARRANTIES

OF EXITING SHAREHOLDER

As an inducement to, and to obtain the reliance of Adamant, the Exiting Shareholder represents and warrants, as of the date hereof, as follows:

Section 4.01 Good Title. Upon entry into the VIE Agreements, the Exiting Shareholder became the record and exclusive beneficial owner of the 3,000,000 shares of Adamant constituting the Share Consideration and the Exiting Shareholder has not transferred or assigned or granted a security interest in the Share Consideration to any person other than Adamant. The Exiting Shareholder has the right and authority to transfer freely her right, title and interest in the Share Consideration. The Share Consideration is free and clear of all Liens. Upon delivery of any certificate or certificates duly assigned, representing the same as herein contemplated Adamant will receive good title to the 3,000,000 shares constituting the Share Consideration, free and clear of all Liens.

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Section 4.02 Power and Authority. The Exiting Shareholder has the legal power, capacity and authority to execute and deliver this Agreement, to consummate the transactions contemplated by this Agreement, and to perform her obligations under this Agreement, including to the extent applicable, taking all actions required by law, its organizational and other governing documents, to authorize the execution and delivery of this Agreement.

Section 4.03 Due Execution and Delivery; Binding Agreement. This Agreement has been duly executed and delivered by the Exiting Shareholder, and this Agreement constitutes a valid and binding obligation of the Exiting Shareholder, enforceable in accordance with its terms, except that such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors rights generally, and to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 4.04 No Conflict. The execution of this Agreement by the Exiting Shareholder, the consummation of the transactions contemplated by this Agreement and the performance of the Exiting Shareholder’s respective obligations under this Agreement will not: (i) violate any organizational or governing documents of the Exiting Shareholder, as applicable, (ii) require the consent of any third party or governmental entity under any applicable laws; (iii) with or without notice, lapse of time or both, result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of any indenture, mortgage, deed of trust, or other material agreement, or instrument to which the Exiting Shareholder is a party or to which any of its assets, properties or operations are subject; (iv) violate any provision of law, statute, rule, regulation or executive order to which the Exiting Shareholder is subject; or (v) violate any judgment, order, writ or decree of any court applicable to the Exiting Shareholder.

Section 4.05 Acquisition of RF Shares; Regulation S Exemption

(a) The Exiting Shareholder understands and acknowledges that the RF Shares are being offered and sold to the Exiting Shareholder in reliance on an exemption from the registration requirements of United States federal and state securities laws under Regulation S promulgated under the Securities Act of 1933, as amended (the “Securities Act”) and that Adamant is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Exiting Shareholder set forth herein in order to determine the applicability of such exemptions and the suitability of the Exiting Shareholder to acquire the RF Shares. In this regard, the Exiting Shareholder represents, warrants and agrees that:

(i) The Exiting Shareholder is not a U.S. Person (as defined below) and is not acquiring the RF Shares for the account or benefit of a U.S. Person. For purposes hereof, a “U.S. Person” includes (A) any natural person resident in the United States of America; (B) any partnership or corporation organized or incorporated under the laws of the United States of America; and (C) any partnership or corporation if: (1) organized or incorporated under the laws of any foreign jurisdiction and (2) formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts.

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(ii) At the time of the origination of contact concerning this Agreement and the date of the execution and delivery of this Agreement, the Exiting Shareholder was outside of the United States.

(iii) The transactions contemplated by this Agreement have not been pre-arranged with a buyer located in the United States or with a U.S. Person, are not part of a plan or scheme to evade the registration requirements of the Securities Act, and neither the Exiting Shareholder nor any person acting on the Exiting Shareholder’s behalf has undertaken or carried out any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States, its territories or possessions, for any of the Company Shares.

Section 4.06 Disclosure. Adamant acknowledges and agrees that the Exiting Shareholder has not made, nor is she making, any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth herein.

Section 4.07 Indemnification. The Exiting Shareholder shall indemnify, defend and hold harmless Adamant and its directors, officers, employees and agents, and their respective successors and assigns (collectively, the “Indemnitees”), from and against any and all losses, costs, damages, liabilities and expense arising out of or resulting from any suits, claims, actions, proceedings or demands (i) brought by a third party that is based upon or arises out of the operations of the Company, Real Fortune Mining, Real Fortune Holdings and Tongda, before April 1, 2019 or (ii) the material breach of this Agreement by the Exiting Shareholder or the Company.

Article V

SURVIVAL OF REPRESENTATIONS AND WARRANTIES

Section 5.01 Survival. The representations and warranties set forth in this Agreement and in any certificate or instrument delivered in connection herewith shall survive for a period of twelve (12) months after the Closing Date (“Warranty Period”) and shall thereupon terminate and expire and shall be of no force or effect thereafter, except that the representation and warranty of Adamant as to the ownership of the RF Shares shall survive for the period equal to the applicable statute of limitations relating to said matter.

Article VI

MISCELLANEOUS

Section 6.01 Governing Law; Dispute Resolution.

(a) The execution, effectiveness, construction, performance, amendment and termination of this Agreement and the resolution of disputes hereunder shall be governed by the formally published and publicly available laws of the PRC. Matters not covered by formally published and publicly available laws of the PRC shall be governed by international legal principles and practices.

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(b) This parties agree that any dispute arising from or in relation to this Agreement shall first be settled by the friendly negotiation of both parties. If the negotiation fails within 45 days, each party shall have the right to file the dispute with China International Economic and Trade Arbitration Commission (“CIETAC”) in Beijing for arbitration pursuant to the currently effective arbitration rules of CIETAC at the time of application. This arbitration shall be final and bind all parties and shall be enforceable in any court of competent jurisdiction. The arbitration fees shall be borne by the losing party

(c) Upon the occurrence of any disputes arising from the construction and performance of this Agreement or during the pending arbitration of any dispute, except for the matters under dispute, the Parties to this Agreement shall continue to exercise their respective rights under this Agreement and perform their respective obligations under this Agreement

Section 6.02 Confidentiality. The parties agree and shall cause their relevant personnel to keep strict confidence of all the confidential matters of the other parties hereto. They shall not disclose the aforesaid information to any third party unless it is required by the explicit provision of law, or the instruction of judicial or governmental agencies or with consent of the other party, otherwise, the disclosing party shall bear the relevant legal consequences. The confidentiality obligation of the parties shall survive the termination of this Agreement.

Section 6.03 Public Announcements and Filings. Except as required by applicable Securities Laws of the United States, none of the parties will issue any report, statement or press release to the general public, trade or trade press, or to any third party (other than its advisors and representatives in connection with the transactions contemplated hereby) or file any document, relating to this Agreement and the transactions contemplated hereby, except as may be mutually agreed by the parties. Copies of any such filings, public announcements or disclosures, including any announcements or disclosures mandated by law or regulatory authorities, shall be delivered to each party prior to the release thereof.

Section 6.04 Third Party Beneficiaries. This contract is strictly between Exiting Shareholder, the Company and Adamant and no director, officer, stockholder, employee, agent, independent contractor or any other person or entity shall be deemed to be a third-party beneficiary of this Agreement.

Section 6.05 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

Section 6.06 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. This Agreement may by amended only by a writing signed by all parties hereto.

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Exiting Shareholders List

Section 6.07 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Such executions may be transmitted to the Company and/or the other Members by facsimile or other electronic transmission (e.g. “pdf” or “tiff” or any electronic signature complying with the U.S. federal ESIGN Act of 2000, including www.docusign.com), and such facsimile or other electronic execution shall have the full force and effect of an original signature.

[Remainder of Page Intentionally Blank; Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first-above written.

SHENZHEN DINGSHANG
TECHNOLOGY CO., LTD.

By:	/s/ Ethan Chuang	/s/ Jung Xie
Name:	Ethan Chuang	Jing Xie
Title:	Legal Representative

ADAMANT DRI PROCESSING
AND MINERALS GROUP

By:	/s/ Ethan Chuang
Name:	Ethan Chuang
Title:	President